Exhibit 10.8(c)


                     AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT


         THIS AMENDMENT NO. 3 TO THE EMPLOYMENT AGREEMENT ("Amendment No. 3") is made as of December 12, 1997, by and among Radica Enterprises Ltd., dba Radica USA Ltd., a Nevada corporation ("Radica USA"), Radica Limited, a company incorporated under the laws of Hong Kong ("Radica Limited"), Radica Games Limited, a company incorporated under the laws of Bermuda ("Radica Games"), and Jon N. Bengtson (referred to hereinafter as "Employee").


                               W I T N E S S E T H

         WHEREAS, Radica USA, Radica Limited and Employee entered into an Employment Agreement dated November 28, 1993 (as amended, the "Employment Agreement");

         WHEREAS, the Employment Agreement was amended as of May 9, 1994 to provide, inter alia, for the inclusion of Radica Games as a party thereto;

         WHEREAS, the signatories hereto desire to amend certain provisions of the Employment Agreement;

         NOW, THEREFORE, in consideration of the premises and of the covenants and agreements contained herein, the parties hereto agree that the Employment Agreement is hereby amended as follows:

                  (1) With respect to Section 3(a) of the Employment Agreement, it is agreed that the Employment Agreement has been renewed for an additional two-year period with effect from December 13, 1997, and shall be renewed for an additional year as of each December 13 anniversary date unless a party to the Employment Agreement gives notice at least 90 days prior to such anniversary that the Employment Agreement shall not be renewed.

                  (2) With respect to Section 5 of the Employment Agreement which provides for compensation, the parties have agreed that Employee's minimum salary shall be at the rate of $3,600 per month, reflecting the lower level of services and lesser time commitment involved.

         THIS AMENDMENT NO. 3 SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA.


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         This Amendment No. 3 may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         Except as expressly provided in this Amendment No. 3, all of the terms, covenants, conditions, restrictions and other provisions contained in the Employment Agreement, as previously amended, shall remain in full force and effect.

         IN WITNESS WHEREOF, this Amendment No. 3 to the Employment Agreement has been duly executed and delivered by the individual party hereto and the duly authorized officers of the corporate parties hereto as of the date first hereinabove written.


                                      RADICA GAMES LIMITED



                                      By: /s/ Robert E. Davids
                                          --------------------------
                                      Name: Robert E. Davids


                                      RADICA LIMITED



                                      By: /s/ David C.W. Howell
                                          --------------------------
                                      Name: David C.W. Howell


                                      RADICA USA



                                      By: /s/ Patrick Feely
                                          --------------------------
                                      Name: Patrick Feely


                                      /s/ Jon N. Bengtson
                                      ------------------------------
                                      Jon N. Bengtson